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                           [PERKINS COIE LETTERHEAD]

                                October 10, 1996

IDS/Shurgard Income Growth Partners L.P.
IDS/Shurgard Income Growth Partners L.P. II
IDS/Shurgard Income Growth Partners L.P. III
1201 Third Avenue
Suite 2200
Seattle, Washington  98101

     RE:  TAX OPINION REGARDING SHURGARD STORAGE CENTERS, INC.

Ladies and Gentlemen:

     You have requested our opinion concerning the likely outcome on the merits of material income tax issues relating to the mergers (the "Mergers") of IDS/Shurgard Income Growth Partners L.P., IDS/Shurgard Income Growth Partners L.P. II and IDS/Shurgard Income Growth Partners L.P. III (individually, a "Partnership" and collectively, the "Partnerships") into Shurgard Storage Centers, Inc. (the "Company"), a Delaware corporation organized to be operated as a real estate investment trust (a "REIT") within the meaning of Section 856(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The terms of the Mergers are as set forth in the Registration Statement on Form S-4 dated October 10, 1996, and the Proxy Statement/Prospectus for the Special Meetings of Limited Partners contained therein (the "Prospectus"). Capitalized terms used in this letter shall have the meanings provided in the Prospectus unless otherwise provided herein.

     This opinion is based on the Code, applicable Treasury Regulations adopted thereunder, reported judicial decisions, and published Internal Revenue Service ("IRS") rulings, all as of the date hereof. In addition, this opinion is based on various facts and assumptions, and is conditioned on certain representations made by the Company and Shurgard Associates L.P., Shurgard Associates L.P. II, and Shurgard Associates L.P. III, as general partners of the Partnerships (the "General Partners") as to factual matters. Specifically, this opinion is based on the factual representations of the Company concerning its business and properties as set forth in the Prospectus. There can be no assurance, however, that the legal authorities on which this opinion is based will not change, perhaps retroactively, that the Company's and the General Partners' representations and factual assumptions underlying this opinion will be accurate, or that there will not be a change in the future in the circumstances of the Company that would affect this opinion. Accordingly, there can be no assurance that the IRS will not challenge the conclusion or propriety of any of our opinions. Furthermore, the law as to many tax matters material to an investment in the Company is uncertain. Although reasonable arguments can be made for the positions that the Company proposes to take as to tax matters as described in the Prospectus, the federal income tax

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IDS/Shurgard Income Growth Partners L.P.
IDS/Shurgard Income Growth Partners L.P. II
IDS/Shurgard Income Growth Partners L.P. III
October 10, 1996
Page 2

consequences of a proposed investment in the Company cannot be predicted with certainty, and there can be no assurance how the law will develop, or, if litigated, how the courts will decide various issues. As tax counsel, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion.

     In rendering this opinion, we have relied on representations contained in the certificate provided by the General Partners of each Partnership in the form attached hereto as Attachment A. In summary, these representations generally relate to the nature of the assets of the Partnerships that would be received by the Company in the Mergers and the income generated thereon, including, among other things, confirmation that (1) at least 75% of the value of the assets of each Partnership consists of the real estate assets; (2) the assets of the Partnerships are held for trade or business purposes and not for resale to customers in the ordinary course of business or as stock in trade or inventory;
(3) no Partnership owns securities of any single issuer in excess of specified threshold amounts; (4) rental income of the Partnerships from any lease attributable to personal property does not exceed a threshold amount; (5) no Partnership holds an interest as any tenant of the real estate assets in excess of a specified threshold amount; (6) no rental income of a Partnership is based on the net income or profits of any tenant; (7) no Partnership derives income attributable to a rental activity in which noncustomary services are performed by the Partnership for tenants; and (8) the General Partners will reaffirm these representations and notify us of any event or change that would cause these representations to be inaccurate.

     We have also assumed that the Company will provide us with representations contained in a certificate at the time of the consummation of the Mergers, signed by an officer of the Company, in the form attached hereto as Attachment
B. In summary, these representations relate to the classification and operation of the Company as a REIT including, but not limited to the following areas:
(1) information relating to the nature of the assets that will be owned by the Company in periods following the Mergers and the nature of income that will be generated thereon, including, among other things, confirmation that (a) the Company will maintain at least 75% of the value of its assets in specified categories of real estate and cash investments; (b) the Company will derive at least 95% of the Company's income for each taxable year from specified passive investment sources, which sources are primarily real estate related and are not payments for services rendered by the Company; and (c) the Company will not derive income from certain nonqualified sources in excess of a threshold amount during any year; (2) the Company making distributions sufficient to maintain its REIT status and allow its distribution paid deduction; and (3) the Company's compliance with the record-keeping requirements applicable to REITs.

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IDS/Shurgard Income Growth Partners L.P.
IDS/Shurgard Income Growth Partners L.P. II
IDS/Shurgard Income Growth Partners L.P. III
October 10, 1996
Page 3

     Based on the assumptions and representations described above, with respect to the material federal income tax issues under the law as currently in effect, we are of the opinion that:

     (1) Commencing with the Company's taxable year beginning January 1, 1994, the Company has been organized in conformity with the requirements for qualification as a "real estate investment trust" and its method of operation, as described in the representations of the Company referred to above and the Prospectus, has enabled, and will continue to enable, it to meet the requirements for qualification and taxation as a "real estate investment trust" under the Code for its prior, current and future taxable years;

     (2) Based on the General Partners' representations that the assets of the Partnerships are held by the Partnerships for investment and not for resale, the Mergers will not result in recognition of a material amount of unrelated business taxable income to any tax-exempt Unitholder that does not hold its interest in a Partnership either as a "dealer" or subject to acquisition indebtedness, and is not an organization described in Code Section 501(c)(7) (social clubs), 501(c)(9) (voluntary employee beneficiary associations), 501(c)(17) (supplementary unemployment benefit trusts), or 501(c)(20) (qualified group legal services plans);

     (3) The Mergers will be a taxable event for the Unitholders in which gain or loss will be recognized to the extent of each Unitholder's allocable share of the difference between (a) the sum of the fair market value of the Shares received by the Unitholder's Partnership from the Company, the amount of any cash paid by the Company to the Partnership as additional consideration or in lieu of a fractional Share and the amount of any liabilities of the Partnership assumed or pertaining to properties acquired by the Company and (b) the Partnership's adjusted tax basis in its assets exchanged therefor;

     (4) The Unitholders will recognize gain on receipt of the Shares in the Mergers to the extent that the fair market value of the Shares and the amount of cash received as additional consideration or in lieu of a fractional Share exceeds the Unitholder's tax basis in his or her Units exchanged therefor as adjusted to take into account the Unitholder's allocable share of gain or loss recognized by the Partnerships in the Mergers; and

     (5) The discussion contained in the Prospectus under the caption "Material Federal Income Tax Considerations" fairly summarizes the federal income tax considerations that are likely to be material to a Unitholder of a Partnership.

     Our opinion is not binding on the IRS. Hence, there can be no assurance that the IRS will not assert that the Company does not qualify as a REIT for federal income tax purposes, particularly since the determination whether the Company qualifies as a REIT depends on

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IDS/Shurgard Income Growth Partners L.P.
IDS/Shurgard Income Growth Partners L.P. II
IDS/Shurgard Income Growth Partners L.P. III
October 10, 1996
Page 4

numerous factual issues as to which we are relying on representations of the Company and the General Partners. In this regard, our opinion is based on our understanding of the facts as represented to us in the attached certificates and on the assumption that the Company is operated in the manner described in the Prospectus and in the attached certificates. Perkins Coie will undertake no obligation to update this opinion or to ascertain after the date hereof whether circumstances occurring after such date may affect the conclusions set forth herein. Accordingly, no assurance can be given that the actual results of the Company's operation for any one taxable year will satisfy these requirements.
If the actual facts relating to the current or future operation of the Company differ from those described to us or assumed by us in any material respect, the opinions expressed herein may become inapplicable. Moreover, our opinion is based only on the law as it currently exists and has been interpreted. There can be no assurance that the law (or the current interpretations thereof) will not change so as to cause the Company to no longer qualify as a REIT.

     This opinion is furnished only to you, and is solely for use in connection with the Prospectus. We hereby consent to the filing of our opinion, together with the attachments thereto, as an exhibit to the Prospectus or amendments thereto and to the use of our name under the caption "Legal Matters" in the Registration Statement.

                              Very truly yours,


                              /s/ Perkins Coie
                              PERKINS COIE

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                                  ATTACHMENT A
                            SHURGARD ASSOCIATES L.P.
                           SHURGARD ASSOCIATES L.P. II
                          SHURGARD ASSOCIATES L.P. III
                           GENERAL PARTNER CERTIFICATE


     The undersigned general partners of Shurgard Associates L.P., a Washington limited partnership, Shurgard Associates L.P. II, a Washington limited partnership, and Shurgard Associates L.P. III, a Washington limited partnership (collectively, "Shurgard Associates"), in connection with the opinion to be delivered by Perkins Coie, pursuant to the Registration Statement on Form S-4 dated October 10, 1996, and the Proxy Statement/Prospectus for the Special Meetings of Limited Partners contained therein (the "Prospectus"), recognize that Perkins Coie will rely on this Certificate in delivering its opinion and hereby certify that, to the best knowledge and belief of Shurgard Associates and their general partners, after due inquiry and investigation, the facts that relate to the proposed mergers (the "Mergers") of IDS/Shurgard Income Growth Partners L.P., IDS/Shurgard Income Growth Partners L.P. II and IDS/Shurgard Income Growth Partners L.P. III (individually, a "Partnership" and collectively, the "Partnerships") into Shurgard Storage Centers, Inc. (the "Company"), a Delaware corporation organized to be operated as a real estate investment trust (a "REIT"), which facts are described in the Prospectus, are true, correct and complete in all material respects. Capitalized terms used in this Certificate shall have the meanings given to them in the Prospectus unless otherwise provided herein. Furthermore, with respect to the Partnership property to be acquired by the Company:

     1. At least 75% of the value of the assets of each Partnership consists of the real estate assets.

     2. The real estate assets of the Partnerships are held for trade or business purposes and not for resale to customers in the ordinary course of business or as stock in trade or inventory.

     3. No Partnership owns securities (other than interests in other REITs) of one or more issuers that would cause the Company to own securities with an aggregate value in excess of 25% of the Company's total asset value.

     4. No Partnership owns securities of any single issuer that would cause the Company to own such securities having a value in excess of 5% of the value of the Company's total assets.

     5. No Partnership owns securities of any one issuer that would cause the Company to own 10% of the total outstanding voting stock of such issuer.

     6. No Partnership leases personal property in connection with its rental of real estate that would cause the Company to receive rent attributable to such personal property in excess of 15% of the total rent for the taxable year attributable to both the real and personal property leased under such lease.

     7.   No Partnership leases any real estate assets from another Partnership.

     8. No rental income of a Partnership is based on the net income or profits of any tenant.

     9. Between the date of this Certificate and the effective time of the Mergers, the undersigned will immediately notify Perkins Coie of any changes or events that would cause this Certificate to be untrue or inaccurate in any respect. The undersigned will reaffirm as of the effective time of the Mergers the contents of this Certificate in a writing to be dated and delivered to Perkins Coie immediately prior to the effective time of the Mergers.

     IN WITNESS WHEREOF, I have on behalf of Shurgard Associates signed this Certificate this ___ day of ______, 1996.

                              SHURGARD ASSOCIATES L.P., a
                              Washington limited partnership



                              -----------------------------------
                              By: Charles K. Barbo
                              Its: General Partner

                              SHURGARD ASSOCIATES L.P. II, a
                              Washington limited partnership



                              -----------------------------------
                              By: Charles K. Barbo
                              Its: General Partner

                              SHURGARD ASSOCIATES L.P. III, a
                              Washington limited partnership



                              -----------------------------------
                              By: Charles K. Barbo
                              Its: General Partner

                                  ATTACHMENT B

                         SHURGARD STORAGE CENTERS, INC.
                              OFFICER'S CERTIFICATE

     The undersigned officer of Shurgard Storage Centers, Inc. (the "Company"), a Delaware corporation organized to be operated as a real estate investment trust, in connection with the opinion to be delivered by Perkins Coie, pursuant to the Registration Statement on Form S-4 dated October 10, 1996, and the Proxy Statement/Prospectus for the Special Meetings of Limited Partners contained therein (the "Prospectus"), recognizes that Perkins Coie will rely on this Certificate in delivering its opinion and hereby certifies that, to the best knowledge and belief of the undersigned, after due inquiry and investigation, the facts that relate to the proposed mergers of IDS/Shurgard Income Growth Partners L.P., IDS/Shurgard Income Growth Partners L.P. II and IDS/Shurgard Income Growth Partners L.P. III into the Company, which facts are described in the Prospectus, are true, correct and complete in all material respects. The undersigned acknowledges that, with the exception of the preparation of this Certificate, Perkins Coie has not undertaken any independent inquiry into or verification of the matters addressed herein. All terms used in this Certificate shall have the meanings set forth (or incorporated by reference) in the proposed opinion letter, unless otherwise defined herein.

     The undersigned, for and on behalf of the Company, hereby certifies to Perkins Coie as follows:

     1.   The Company is organized as a Delaware corporation.

     2. The Company will elect to be taxed as a real estate investment trust ("REIT") within the meaning of Section 856(a) of the Internal Revenue Code of 1986, as amended (the "Code"), beginning with its taxable year ending
December 31, 1994.

     3. The Company is not a bank (within the meaning of Section 581 of the Code), financial institution described in Section 591 of the Code, small business investment company operating under the Small Business Act of 1958, business development corporation (within the meaning of Section 582(c)(2)(B) of the Code) or insurance company subject to Subpart L of the Code.

     4.   The Company is managed by a board of directors.

     5. The beneficial ownership of the Company is evidenced by shares of common stock, which shares, subject to applicable federal and state securities laws, are freely transferable.

     6. The Company will, for each year after its first taxable year, have more than 100 shareholders during at least 335/365ths of such taxable year.

     7. No more than 50% of the value of the Company's capital stock is or has been held at any time during the last half of any taxable year since 1994 actually or constructively (taking into account the constructive ownership rules of Section 856(h) of the Code) by or for five or fewer individuals.

     8. At the end of each quarter of each taxable year since 1994, (a) at least 75% of the value of the Company's total assets consisted of "real estate assets," cash and cash items (i.e., receivables arising in the ordinary course of the Company's operations), certificates of deposit, obligations secured by mortgages on real property, shares in REITs, or government securities and
(b) the Company's total assets did not consist of securities (other than obligations secured by mortgages on real property, shares in REITs, or government securities) of any one issuer that represented either more than 5% of the value of the Company's total assets or more than 10% of the outstanding voting securities of such issuer (within the meaning of Section 856(c)(5)(B) of the Code and Treasury Regulation Section 1.856-3(e) thereunder), except for the "Qualified REIT Subsidiaries" as provided in paragraph 14. For purposes of this representation, "real estate assets" means real property (including fee ownership, co-ownership, leaseholds, and options to acquire such interests), mortgages on real property, and shares in another REIT, and the Company is considered to own a proportionate share of any assets owned by a partnership in which the Company is a partner.

     9. At least 75% of the Company's gross income for each taxable year since 1994 has been derived from: (a) "rents from real property" (as defined in Section 856(d) of the Code); (b) interest on obligations secured by mortgages on real property or interests in real property (excluding amounts described in Section 856(f) of the Code); (c) gain from the sale or other disposition of real property not held as inventory or primarily for sale to customers in the ordinary course of business; (d) dividends or other distributions on, and gain from the sale or other disposition of, transferable shares in other REITs;
(e) abatements and refunds of taxes on real property; (f) income from foreclosure property (as defined in Section 856(e) of the Code); (g) amounts received or accrued as consideration for entering into agreements to make loans secured by mortgages on real property or on interests in real property or to purchase or lease real property (including interests in real property and interests in mortgages on real property); (h) gain from the sale or disposition of a real estate asset which is not a prohibited transaction solely by reason of
Section 857(b)(6) of the Code; and (i) any income which is attributable to the temporary investment of new capital, and is received or accrued during the one-year period beginning on the date the Company received the capital.

     10. At least 95% of the Company's gross income for each taxable year since 1994 has been derived from sources described in paragraph 9 above plus dividends, interest on obligations other than mortgages, and gain from the sale or other disposition of stock and securities not held as inventory or primarily for sale to customers in the ordinary course of business.

     11. No amounts payable to the Company in connection with the rental of any property depends in whole or in part on income or profits derived from any tenant (or sub-tenant) of such property (except that such amounts may be based on a fixed percentage or percentages of receipts or sales).

     12. Less than 15% of the rent received by the Company with respect to each property is attributable to personal property and all personal property contained in the properties is leased under or in connection with a lease of real property.

     13. Less than 30% of the Company's gross income for each taxable year since 1994 has been derived from the sale or disposition of stock or securities held for less than one year, property held as inventory or primarily for sale in the ordinary course of business, and real property held for less than four years, other than property compulsorily or involuntarily converted (within the meaning of Section 1033 of the Code) and foreclosure property (within the meaning of Section 856(3) of the Code).

     14. The Company does not own securities in any other corporate issuer that either (a) represents in excess of 10% of the outstanding voting securities of such issuer or (b) has an aggregate value in excess of 5% of the value of the total assets of the Company (as determined in accordance with Treasury Regulation Section 1.856-2(d)(2)), except that the Company has three "Qualified REIT Subsidiaries" (as defined in Section 856(i) of the Code).

     15. The Company has complied with the record-keeping requirements set forth in Treasury Regulation Sections 1.857-8 and -9 (relating to the records to be maintained concerning stock ownership and information required to be requested from shareholders) for each of its taxable years.

     16. The Company will make annual distributions in amounts sufficient to maintain the Company's REIT status and allow for the Company's distribution paid deduction.

     17. The Company is not aware of any facts, circumstances or events contrary to or inconsistent with any of the foregoing statements or any of the statements and opinions contained in the proposed opinion letter. To the knowledge of the undersigned, the Company has never been advised by an accounting firm or a law firm that there exists a material issue as to the Company's qualification or continued qualification as a REIT.

     18. With respect to the representations in paragraphs 6 through 16, the Company expects that, and it will take all measures in its control to ensure that, those representations continue to be true for 1994 and succeeding taxable years.

     19. The facts contained in the letter ruling request as delivered by Shurgard Incorporated to the Internal Revenue Service on behalf of the Company with respect to services performed by the Company on a system wide basis for Company tenants are true, correct and complete in all material respects.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the __ day of ________, 1996.

                              SHURGARD STORAGE CENTERS, INC.

                              By
                                 --------------------------------
                                 Harrell Beck
                                 Vice President and
                                 Chief Financial Officer

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